UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2015

FLIR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21918	93-0708501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27700 SW Parkway Avenue
Wilsonville, Oregon 97070
(503) 498-3547
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

FLIR Systems, Inc.'s (the "Company") annual meeting of shareholders was held on April 24, 2015 (the "Annual Meeting"), at which the following persons were elected to the Company's Board of Directors by the votes and for the terms indicated:

	Vote
Director	For	Against	Abstain	Broker Non-Votes	Term Ending

William W. Crouch	112,907,249	5,318,932	37,471	9,018,592	2016
Catherine A. Halligan	117,859,325	355,248	49,079	9,018,592	2016
Earl R. Lewis	114,336,804	3,868,687	28,161	9,018,592	2016
Angus L. Macdonald	112,215,205	5,997,490	50,957	9,018,592	2016
Cathy A. Stauffer	114,490,711	3,724,215	48,726	9,018,592	2016
Andrew C. Teich	116,019,557	2,213,763	30,332	9,018,592	2016
Steven E. Wynne	113,548,663	4,665,057	49,932	9,018,592	2016

At the Annual Meeting, the proposal to ratify the appointment by the Audit Committee of the Company's Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved by the following votes:

For	Against	Abstain	Broker Non-Votes

123,296,854	3,924,545	60,845	0

At the Annual Meeting, the shareholder proposal to request, on a precatory basis, the Company’s Board of Directors take steps necessary so that each voting requirement in the Company’s charter and bylaws that calls for a greater than simple majority vote be eliminated and replaced by a requirement for a majority of the votes cast for and against applicable proposals (or a simple majority in compliance with applicable laws)
was approved by the following votes:

For	Against	Abstain	Broker Non-Votes

92,666,634	25,402,196	194,822	9,018,592

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on April 27, 2015.

FLIR SYSTEMS, INC.
(Registrant)

By      /s/ Todd M. DuChene
Todd M. DuChene
Senior Vice President, General Counsel
and Secretary